AMENDMENT TO THE
PROFESSIONALLY MANAGED PORTFOLIOS
TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT dated as of the 3rd day of August, 2009, to the Transfer Agent Servicing Agreement, dated as of June 22, 2006, as amended, (the "Agreement"), is entered into by and between Professionally Managed Portfolios, a Massachusetts business trust (the "Trust"), on behalf of its separate series, the Akre Focus Fund and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into a Transfer Agent Servicing Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add a fund; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit W is hereby added to the Agreement and attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

PROFESSIONALLY MANAGED PORTFOLIOS	U.S. BANCORP FUND SERVICES, LLC

By: /s/Robert M. Slotky	By: /s/Michael R. McVoy

Name: Robert M. Slotky	Name: Michael R. McVoy

Title: President	Title: Executive Vice President

Exhibit W
to the
Professionally Managed Portfolios Transfer Agent Servicing Agreement
Name of Series	Date Added
Akre Focus Fund	on or after August 3, 2009

Multiple Series Trust TRANSFER AGENT & SHAREHOLDER SERVICES ACCOUNT SERVICES FEE SCHEDULE at August, 2009
Annual Service Charges to the Fund*
▪ Base Fee Per Fund                                              $16,000 /year
▪ Base Fee Per Additional Class                          $12,000 /class
▪ NSCC Level 3 Accounts                                    $13.00 /open account
▪ No-Load Fund Accounts                                   $16.00 /open account
▪ Closed Accounts                                                 $2.50 /closed account

Activity Charges
▪ Manual Shareholder Transaction                     $3.00 /transaction
▪ Omnibus Account Transaction                         $1.00 /transaction
▪ Correspondence                                                  $3.00 /item
▪ Telephone Calls                                                   $2.00 /minute
▪ Voice Response Calls                                          $0.40 /call
▪ Qualified Plan Accounts                                     $15.00 /account (Cap at $30.00/SSN)

Implementation Charges
▪ First CUSIP                                                            $6,000 /fund group setup, first CUSIP
▪ Subsequent CUSIPs                                             $1,500 /each additional CUSIP
▪ Conversion                                                            $1.00 /account, $50,000 minimum/fund group

Out-Of-Pocket Expenses
Including but not limited to telephone toll-free lines, call transfers, mailing, sorting and postage, stationery, envelopes, programming, service/data conversion, AML verification services, special reports, insurance, record retention, processing of literature fulfillment kits, microfilm, microfiche, proxies, proxy services, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC charges, data communication and implementation charges, travel, training, and all other out-of-pocket expenses.

Additional Services
Available but not included above are the following services  - FAN Web shareholder e-commerce, Vision intermediary e-commerce, FAN Mail electronic data delivery, sales reporting data warehouse, investor e-mail services, literature fulfillment, lead conversion reporting, 12b-1 aging, and Short-Term Trader reporting.

Fees are billed monthly.
* Subject to annual CPI increase, Milwaukee MSA.

Advisor’s Signature below acknowledges approval of the fee schedules on these pages 2, 3 and 4

Akre Capital Management, LLC

By: /s/Andrew Schaefer

Name: Andrew Schaefer                                     Title:_____________________________

Date:____________________________

Exhibit W (continued) to the PMP Transfer Agent Servicing Agreement – Akre
TRANSFER AGENT & SHAREHOLDER SERVICES- E-COMMERCE SERVICES SUPPLEMENTAL SERVICES - FEE SCHEDULE at August, 2009
FAN WEB – Shareholder internet access to account information and transaction capabilities through a transparent link at the fund group web site.  Shareholders access account information, portfolio listing fund family, transaction history, purchase additional shares through ACH, etc.
▪ FAN Web Premium (Fund Groups over 50,000 open accounts)
− Implementation - $15,000 per fund group – includes up to 25 hours of technical/BSA support
− Annual Base Fee - $36,000 per year
▪ FAN Web Select (Fund Groups under 50,000 open accounts) – See Functionality Worksheet
− Implementation - $5,000 per fund group – includes up to 10 hours of technical/BSA support
− Annual Base Fee - $12,000 per year
▪ FAN Web Direct (API) – Quoted Separately
▪ Customization - $165.00 per hour
▪ Activity (Session) Fees:
− Inquiry - $0.15 per event
− Account Maintenance - $0.25 per event
− Transaction – financial transactions, reorder statements, etc. - $0.50 per event
− New Account Set-up - $3.00 per event (Not available with FAN Web Select)
VISION MUTUAL FUND GATEWAY – Permits broker/dealers, financial planners, and RIAs to use a web-based system to perform order and account inquiry, execute trades, print applications, review prospectuses, and establish new accounts.
▪ Inquiry Only
− Inquiry - $0.05 per event
− Per broker ID - $5.00 per month per ID
▪ Transaction Processing
− Implementation - $5,000 per management company
− Transaction – purchase, redeem, exchange, literature order - $0.50 per event
− New Account Set-up – may contain multiple fund/accounts - $3.00 per event
− Monthly Minimum Charge - $500.00 per month
FAN MAIL – Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.
▪ Base Fee Per Management Company – file generation and delivery - $6,000 per year
▪ Per Record Charge
− Rep/Branch/ID - $.018
− Dealer - $0.012
▪ Price Files - $0.002 or $1.75 /user/month, whichever is less
CLIENT Web DATA ACCESS – USBFS client on-line access to fund and investor data through USBFS technology applications and data delivery and security software.
▪ Setup - $3,000
▪ Service - $200 /month/user
▪ Access to the following systems included:
− BDS – Statement Storage and Retrieval
− ReportSource – Mainframe T/A Report Library
− T/A Imaging – Thin Client AWD
− FundSource – Comprehensive Fund Information
CLIENT DEDICATED LINE DATA ACCESS – For USBFS clients requiring continuous on-line access to USBFS shareholder accounting systems, such as for client call center support:
▪ $7,000 per year per workstation for TA2000 AWD access
▪ Plus data communications setup and monthly charges based upon location and bandwidth
▪ Plus training billed at hourly rates plus out-of-pocket expenses
TRANSFER AGENT TRAINING SERVICES
▪ On-site at USBFS - $300.00 per day
▪ At client location - $300.00 per day plus travel and out-of-pocket expenses

Exhibit W (continued) to the PMP Transfer Agent Servicing Agreement

TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at August 2009 - Akre
Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
▪ $15.00 /qualified plan acct (Cap at $30.00/SSN)
▪ $15.00 /Coverdell ESA acct (Cap at $30.00/SSN)
▪ $25.00 /transfer to successor trustee
▪ $25.00 /participant distribution (Excluding SWPs)
▪ $25.00 /refund of excess contribution
▪ $25.00 /reconversion/recharacterization

Additional Shareholder Paid Fees
▪ $15.00 /outgoing wire transfer
▪ $15.00 /overnight delivery
▪ $5.00 /telephone exchange
▪ $25.00 /return check or ACH
▪ $25.00 /stop payment
▪ $5.00 /research request per account (Cap at $25.00/request) (For requested items of the second calendar year [or previous] to the request)

Programming Charges
Charges incurred for customized services based upon fund family requirements including but not limited to:
▪ Fund setup programming (transfer agent system, statements, options, etc.) – estimate 10 hours per CUSIP
▪ Select reports – shareholder system queries for customized reporting, mailings, etc.
▪ File transmissions of client requested shareholder data file extracts
▪ Conversion programming
▪ Customized service development
▪ Voice response system setup (menu selections, shareholder system integration, testing, etc.) – estimated at 3 hours per fund family
▪ All other client specific customization and/or development services

Literature Fulfillment Services
▪ Account Management
− $250 /month (account management, lead reporting and database administration)
▪ Out-of-Pocket Expenses
− kit and order processing expenses, postage, and printing
▪ Inbound Teleservicing Only
− Account Management - $250 /month
− Call Servicing - $5.00 /per minute
▪ Lead Conversion Reporting
− Account Management- $500 /month
− Database Installation, Setup -$1,500 /fund group
− Specialized Programming - (Separate Quote)*
▪ Web On-line Fund Fulfillment
− Account Management- $500 /month
− Installation, Setup - $2,500 /fund group
− Per Literature Order - $0.40 /request
▪ Follow-up Services
− Correspondence - $5.00 /item

Fees exclude postage and printing charges.